PRESS RELEASE

MULTICELL AND UNIVERSITY HEALTH NETWORK WILL EVALUATE TWO POTENTIAL THERAPIES FOR LIVER CANCER TREATMENT

WOONSOCKET, RI, July 11, 2011 /PRNewsWire/  —  MultiCell Technologies, Inc. (OTC Bulletin Board MCET – News) (“MultiCell”) today announced that it entered into a sponsored research agreement with University Health Network pursuant to which Anand Ghanekar, M.D., Ph.D, of the University Health Network’s Toronto General Hospital, will direct research activities relating to the evaluation of MultiCell’s  product candidates MCT-465 and MCT-485, in in vitro models for the treatment of primary liver cancer.  The mechanism of action of MCT-465 and MCT-485 and their potential selective effect on liver cancer stem cells will also be evaluated.

The role of liver stem cells in the carcinogenic process has led researchers to hypothesize that primary liver cancer arises by maturation arrest of liver stem cells.  While progress has been made in developing cancer therapies that result in cytoreduction, the control of cancer over a longer interval and especially of metastatic disease remains a key goal.  Cancer stem cells are believed to be responsible for cancer relapse by being less sensitive to conventional therapies.  MultiCell owns exclusive rights to several issued U.S. patents and corresponding foreign patents related to the isolation and differentiation of liver stem cells.

Primary liver cancer resulting from Hepatitis B and Hepatitis C infection is the most common cancer in the world with more than 1 million new cases diagnosed each year.  Primary liver cancer is rarely discovered early and often does not respond to treatment.

“We are pleased to have the opportunity to work with Dr. Ghanekar and his colleagues at Toronto General Hospital”, said W. Gerald Newmin, Chairman and Chief Executive Officer of MultiCell.  “Dr. Ghanekar is one of the leading researchers in the field of liver cancer, and we are hopeful MCT-465 and MCT-485 will prove effective when evaluated in models of primary liver cancer”, Mr. Newmin stated.

About MultiCell Technologies, Inc.

MultiCell Technologies, Inc. is a clinical-stage biopharmaceutical company developing novel therapeutics and discovery tools that address unmet medical needs for the treatment of neurological disorders, hepatic disease and cancer.  For more information about MultiCell Technologies, please visit http://www.multicelltech.com.

About University Health Network

University Health Network, consisting of Toronto General Hospital, Toronto Western Hospital and Princess Margaret Hospital, is one of Canada’s largest research hospitals.  Among many discoveries, researchers at University Health Network were first to discover the existence of cancer stem cells.  Primary funding for the University Health Network comes from Canada’s Ontario Ministry of Health.  For more information about the University Health Network, please visit http://www.uhn.ca.

Caution Regarding Forward-Looking Statements

Any statements in this press release about MultiCell’s expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”).  These statements are often, but not always, made through the use of words or phrases such as “believe”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “forecast”, “could”, and “would”. MultiCell bases these forward- looking statements on current expectations about future events.  They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statement.  Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections in the forward-looking statement include, but are not limited to, the risk that we might not achieve our anticipated clinical development milestones, receive regulatory approval, or successfully commercialize our products as expected, the market for our products will not grow as expected, and the risk that our products will not achieve expectations.  For additional information about risks and uncertainties MultiCell faces, see documents that MultiCell files with the Securities and Exchange Commission, including MultiCell's report on Form 10-K for the fiscal year ended November 30, 2010, and all of MultiCell’s quarterly and other periodic SEC filings.  MultiCell claims the protection of the safe harbor for forward-looking statements under the Act and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:

MultiCell Technologies, Inc.
W. Gerald Newmin, Chairman
(401) 762-0045
MCETInvestor@MultiCelltech.com